                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant  /X/

Filed by a party other than the registrant  / /

Check the appropriate box:

      / /  Preliminary Proxy Statement

      / /  Confidential, for Use of the Commission Only (as permitted by
           Rule 14a-6(e)2))

      /X/  Definitive Proxy Statement

      / /  Definitive Additional Materials

      / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14(a)-12

                            FALCONSTOR SOFTWARE, INC.
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                  (Name of Registrant as Specified in Charter)

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      (Name of Person(s) filing Proxy Statement, if other than Registrant)

      Payment of filing fee (check the appropriate box):

      /X/  No fee required.

      / /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.

      (1)  Title of each class of securities to which transaction applies:

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      (2)  Aggregate number of securities to which transaction applies:

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      (3)  Exchange  Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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      (4)  Proposed maximum aggregate value of transaction:

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      (5)  Total fee paid:

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      / /  Fee paid previously with preliminary materials.

      / /  Check box if any part of the fee is offset as  provided  by  Exchange
Act Rule  0-11(a)(2)  and identify the filing for which the  offsetting  fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)  Amount Previously Paid:

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      (2)  Form, Schedule or Registration Statement no.:

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      (3)  Filing Party:

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      (4)  Date Filed:

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                            FALCONSTOR SOFTWARE,INC.

                                  April 5, 2005

To Our Stockholders:

     We invite you to attend our annual  stockholders'  meeting on Tuesday,  May
10, 2005 at our worldwide headquarters located at 2 Huntington Quadrangle, Suite
2S01, Melville, New York at 9:00 a.m.

     At the meeting, you will hear an update on our operations, have a chance to meet our directors and executives,  and will be asked to elect two directors and ratify the  appointment  of our auditors.  Your Board of Directors  recommends a vote "FOR" each of the nominees and proposals.

     This  booklet  includes  a  formal  notice  of the  meeting  and the  proxy statement.  The proxy  statement  tells you more about the agenda and procedures for the meeting. It also describes how our Board of Directors operates and gives personal information about our director nominees.

     Only stockholders of record at the close of business on March 22, 2005 will be entitled to vote at the annual meeting. Even if you only own a few shares, we want  your  shares  to be  represented  at the  annual  meeting.  I urge  you to complete,  sign,  date,  and return  your proxy card  promptly  in the  enclosed envelope.

                                Sincerely yours,

                                /s/ ReiJane Huai

                                ReiJane Huai
                                Chairman and Chief Executive Officer

                            FALCONSTOR SOFTWARE, INC.
                             2 HUNTINGTON QUADRANGLE
                               MELVILLE, NY 11747
                                -----------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 10, 2005
                                ----------------

To Our Stockholders:

     The 2005 Annual Meeting of  Stockholders  ("Annual  Meeting") of FalconStor
Software,  Inc. (the  "Company"),  a Delaware  corporation,  will be held at the
Company's  headquarters at 2 Huntington  Quadrangle,  Suite 2S01, Melville,  NY,
commencing at 9:00 a.m. (EDT) on Tuesday,  May 10, 2005, to consider and vote on the  following  matters  described  in this  notice and the  accompanying  Proxy
Statement:

     1)   To  elect  two  directors  to the  Company's  Board  of  Directors  to three-year  terms and until the directors'  successors are elected and qualified; and

     2)   To ratify the appointment of KPMG LLP as our  independent  accountants for fiscal 2005; and

     3)   Any other matters that properly come before the meeting.

     At the Annual  Meeting,  the Company  intends to nominate Steven R. Fischer and Alan W.  Kaufman for  election  to the Board of  Directors.  Mr.  Fischer is currently a member of the  Company's  Board of Directors.  For more  information concerning Mr. Fischer and Mr. Kaufman, please see the Proxy Statement.

     The Board of Directors has fixed the close of business on March 22, 2005 as the record date for determination of stockholders entitled to vote at the Annual
Meeting or any adjournment  thereof,  and only  recordholders of common stock at the close of business on that day will be entitled to vote.  At the record date,
47,670,186 shares of common stock were issued and outstanding.

     TO ASSURE  REPRESENTATION AT THE ANNUAL MEETING,  STOCKHOLDERS ARE URGED TO
RETURN A PROXY AS PROMPTLY AS POSSIBLE  BY  SIGNING,  DATING AND  RETURNING  THE
ENCLOSED PROXY CARD IN THE ENCLOSED  POSTAGE-PREPAID  ENVELOPE.  ANY STOCKHOLDER
ATTENDING  THE ANNUAL  MEETING MAY VOTE IN PERSON  EVEN IF HE OR SHE  PREVIOUSLY
RETURNED A PROXY.

     If you plan to attend the Annual  Meeting  in person,  we would  appreciate your response by indicating so when returning the proxy.

                                    By Order of the Board of Directors,

                                    /s/ Seth R. Horowitz

                                    Seth R. Horowitz
                                    SECRETARY

Melville, NY
April 5, 2005

                            FALCONSTOR SOFTWARE, INC.
                             2 Huntington Quadrangle
                            Melville, New York 11747
                                -----------------

                              2005 PROXY STATEMENT

                               GENERAL INFORMATION

     This proxy statement contains  information related to the annual meeting of stockholders of FalconStor  Software,  Inc. to be held on Tuesday, May 10, 2005, beginning at 9:00 a.m.  (EDT),  at the  Company's  headquarters  at 2 Huntington
Quadrangle,  Suite  2S01,  Melville,  New  York,  and  at any  postponements  or adjournments thereof.

                                ABOUT THE MEETING

WHAT IS THE PURPOSE OF THE ANNUAL MEETING

     At the Company's  annual meeting,  stockholders  will hear an update on the
Company's operations, have a chance to meet some of its directors and executives and will act on the following matters:

     1)   To  elect  two  directors  to the  Company's  Board  of  Directors  to three-year  terms and until the directors'  successors are elected and qualified; and

     2)   To ratify the appointment of KPMG LLP as our  independent  accountants for fiscal 2005; and

     3)   Any other matters that properly come before the meeting.

WHO MAY VOTE

     Stockholders  of  FalconStor  Software,  Inc.,  as  recorded  in our  stock register on March 22, 2005 (the "Record Date"),  may vote at the meeting.  As of this date, we had  47,670,186  shares of common stock  eligible to vote. We have only one class of voting  shares.  All shares in this  class  have equal  voting rights of one vote per share.

HOW TO VOTE

     You may vote in person at the meeting or by proxy.  We  recommend  that you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting.

HOW PROXIES WORK

     Our Board of Directors is asking for your proxy. Giving us your proxy means you  authorize  us to vote your  shares at the meeting in the manner you direct.
You may vote for or against the proposals or abstain from voting.

     Proxies  submitted will be voted by the individuals named on the proxy card in the manner you indicate. If you give us your proxy but do not specify how you want  your  shares  voted,  they will be voted in  accordance  with the Board of
Directors recommendations, i.e., in favor of our director nominees, and in favor of  the  ratification  of  the  appointment  of  KPMG  LLP  as  our  independent accountants.

     You may  receive  more than one proxy or voting card  depending  on how you hold  your  shares.  If  you  hold  shares  through  someone  else,  such  as  a stockbroker,  you may get materials  from them asking how you want to vote.  The latest  proxy  card we  receive  from you will  determine  how we will vote your shares.

REVOKING A PROXY

     There are three  ways to revoke  your  proxy.  First,  you may submit a new proxy with a later date up until the existing  proxy is voted.  Second,  you may vote in person at the meeting.  Last, you may notify our Chief Financial Officer in writing at 2 Huntington Quadrangle, Suite 2S01, Melville, New York 11747.

QUORUM

     In order to carry on the  business of the  meeting,  we must have a quorum.
This means at least a majority of the  outstanding  shares eligible to vote must be represented at the meeting,  either by proxy or in person. Shares that we own are not voted and do not count for this purpose.

VOTES NEEDED

     The  director  nominees  receiving  a majority of the votes cast during the meeting  will be  elected  to fill the  seats of our  directors.  For the  other proposals to be  approved,  we require the  favorable  vote of a majority of the votes cast. Only votes for or against a proposal count. Votes which are withheld from voting on a proposal  will be excluded  entirely and will have no effect in determining  the quorum or the  majority of votes cast.  Abstentions  and broker non-votes  count for quorum  purposes only and not for voting  purposes.  Broker non-votes occur when a broker returns a proxy but does not have the authority to vote on a  particular  proposal.  Brokers that do not receive  instructions  are entitled to vote on the election of the  directors and the  ratification  of the auditors.

ATTENDING IN PERSON

     Only stockholders,  their proxy holders,  and our invited guests may attend the  meeting.  If you wish to attend  the  meeting  in person  but you hold your shares through someone else, such as a stockbroker, you must bring proof of your ownership and an identification  with a photo to the meeting.  For example,  you could bring an account  statement  showing that you owned  FalconStor  Software,
Inc., shares as of March 22, 2005 as acceptable proof of ownership.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The  following  table sets forth  information  concerning  ownership of the
Common Stock of FalconStor Software, Inc., outstanding at March 22, 2005, by (i)
each person  known by the Company to be the  beneficial  owner of more than five percent of its Common Stock, (ii) each director and nominee for director,  (iii)
each of the current officers named in the summary  compensation  table, and (iv)
all directors,  nominees for director and executive officers of the Company as a group.

                                                        Shares Beneficially                  Percentage
Name and Address of Beneficial Owner (1)                      Owned                         of Class (2)
-----------------------------------------               -------------------                 ------------

ReiJane Huai (3)                                              10,804,460                       22.7%
c/o FalconStor Software, Inc.
2 Huntington Quadrangle
Melville, NY 11747

Barry Rubenstein (4)                                           6,643,053                       13.9%
68 Wheatley Road
Brookville, NY 11545

Irwin Lieber (5)                                               4,602,689                        9.7%
80 Cuttermill Road Suite 311
Great Neck, NY 11021

Eli Oxenhorn (6)                                               3,140,009                        6.6%
56 The Intervale
Roslyn Estates, NY 11576

Barry Fingerhut (7)                                            3,157,664                        6.6%
767 Fifth Avenue, 45th Floor
New York, NY 10153

Seth Lieber (8)                                                3,014,474                        6.3%
200 East 72 Street, PH N
New York, NY 10021

Jonathan Lieber (9)                                            2,927,852                        6.1%
271 Hamilton Road
Chappaqua, NY 10514

Marilyn Rubenstein (10)                                        2,475,424                        5.2%
c/o Barry Rubenstein
68 Wheatley Road
Brookville, NY 11545

Steven L. Bock (11)                                                    0                        *

Patrick B. Carney (12)                                            38,829                        *

Lawrence S. Dolin (13)                                            97,805                        *

Steven R. Fischer (14)                                            62,305                        *

Alan W. Kaufman (15)                                                   0                        *

Wayne Lam (16)                                                   426,245                        *

James Weber (17)                                                 123,279                        *

Bernard Wu (18)                                                  317,919                        *

All Directors, Nominees for Director
and Executive Officers as a Group (19)
(9 persons)                                                   11,855,842                       24.5%

*Less than one percent

(1)  A person is deemed to be the beneficial owner of voting securities that can be acquired  by such  person  within 60 days after the record date upon the exercise of options,  warrants or convertible  securities.  Each beneficial owner's  percentage  ownership  is  determined  by assuming  that  options, warrants or  convertible  securities  that are held by such person (but not those held by any other person) and that are currently  exercisable  (i.e., that  are  exercisable  within  60 days  from the date  hereof)  have  been exercised. Unless otherwise noted, we believe that all persons named in the table have sole  voting  and  investment  power with  respect to all shares beneficially owned by them.

(2)  Based  upon  shares of  Common  Stock  outstanding  at the  Record  Date of
     47,670,186.

(3)  Based upon information  contained in a Form 5 filed by Mr. Huai and certain other  information.  Consists of (i) 10,760,760 shares of Common Stock held by Mr. Huai and (ii) 43,700 shares of Common Stock held by The 2002 ReiJane
     Huai Revocable  Trust,  of which Mr. Huai is a trustee.  Mr. Huai disclaims beneficial  ownership  of the  securities  held by The  2002  ReiJane  Huai
     Revocable Trust, except to the extent of his equity interest therein.

(4)  Based upon information  contained in a Form 4 and a report on Schedule 13D, as  amended  (the  "Wheatley  13D")  filed  jointly  by  Barry  Rubenstein,
     Brookwood  Partners,  L.P.   ("Brookwood"),   Seneca  Ventures  ("Seneca"),
     Wheatley  Associates III, L.P.  ("Wheatley  Associates"),  Wheatley Foreign
     Partners,  L.P. ("Wheatley  Foreign"),  Wheatley Foreign Partners III, L.P.
     ("Wheatley Foreign III"), Wheatley Partners,  L.P.  ("Wheatley"),  Wheatley
     Partners II, L.P.  ("Wheatley II"),  Wheatley Partners III, L.P. ("Wheatley
     III"),  Woodland  Partners,  Woodland Venture Fund ("Woodland  Fund"),  and
     certain other entities with the Securities and Exchange Commission ("SEC"), as well as certain other  information.  Consists of (i) 1,500,903 shares of
     Common Stock held by Mr.  Rubenstein,  (ii) 395,217  shares of common stock held by  Brookwood,  (iii)  642,453  shares of common stock held by Seneca,
     (iv) 299,809 shares of common stock held by Wheatley Associates, (v) 41,008 shares of common stock held by Wheatley  Foreign,  (vi)  293,012  shares of common stock held by Wheatley  Foreign III,  (vii) 484,051 shares of common stock  held by  Wheatley,  (viii)  180,089  shares of common  stock held by
     Wheatley II, (ix)  1,370,015  shares of common stock held by Wheatley  III,
     (x)  692,983  shares of common  stock held by  Woodland  Partners  and (xi)
     743,513  shares of common  stock held by  Woodland  Fund.  Does not include
     1,258  shares of common  stock  held by Mr.  Rubenstein's  spouse,  Marilyn
     Rubenstein. Mr. Rubenstein disclaims beneficial ownership of the securities held by Wheatley,  Wheatley  Foreign,  Wheatley II, Wheatley III,  Wheatley
     Foreign III, Wheatley Associates,  Seneca, Woodland Fund, Woodland Partners
     and  Brookwood,  except to the  extent of his  respective  equity  interest therein.

(5)  Based upon  information  contained in the  Wheatley  13D and certain  other information. Consists of (i) 1,934,705 shares of Common Stock held by Irwin
     Lieber, (ii) 484,051 shares of Common Stock held by Wheatley,  (iii) 41,008 shares of Common Stock held by Wheatley  Foreign,  (iv)  180,089  shares of
     Common Stock held by Wheatley II, (v) 1,370,015 shares of Common Stock held by  Wheatley  III,  (vi)  293,012  shares of Common  Stock held by Wheatley
     Foreign  III,  and (vii)  299,809  shares of Common  Stock held by Wheatley
     Associates.  Mr. Lieber  disclaims  beneficial  ownership of the securities held by Wheatley,  Wheatley  Foreign,  Wheatley II, Wheatley III,  Wheatley
     Foreign III and Wheatley Associates, except to the extent of his respective equity interests therein.

(6)  Based on information contained in a report on Schedule 13G filed jointly on
     January  7,  2005  by Eli  Oxenhorn  and the Eli  Oxenhorn  Family  Limited
     Partnership (the "EOFLP"). Consists of (i) 2,898,932 shares of Common Stock held by Mr. Oxenhorn  (including  3,500 shares held by the Eli Oxenhorn SEP
     IRA account and 8,000 shares held by the Eli Oxenhorn Rollover IRA Account)
     and (ii)  241,077  shares of Common Stock held by the EOFLP.  Mr.  Oxenhorn disclaims  beneficial ownership of the securities held by the EOFLP, except to the extent of his respective equity interests therein.

(7)  Based upon  information  contained in the  Wheatley  13D and certain  other information.  Consists of (i) 469,680  shares of Common Stock held by Barry
     Fingerhut,  (ii) 484,051  shares of Common  Stock held by  Wheatley,  (iii)
     41,008 shares of Common Stock held by Wheatley Foreign, (iv) 180,089 shares of Common Stock held by Wheatley II, (v)  1,370,015  shares of Common Stock held by Wheatley III, (vi) 293,012  shares of Common Stock held by Wheatley
     Foreign  III,  (vii)  299,809  shares  of  Common  Stock  held by  Wheatley
     Associates,  and (viii) 20,000  shares held by a  partnership  in which Mr.
     Fingerhut  is  a  general  partner.   Mr.  Fingerhut  disclaims  beneficial
     ownership of the securities held by Wheatley,  Wheatley  Foreign,  Wheatley
     II, Wheatley III, Wheatley Foreign III and Wheatley  Associates,  except to the extent of his respective equity interests therein.

(8)  Based upon  information  contained in the  Wheatley  13D and certain  other information.  Consists  of (i) 86,622  shares of Common  Stock held by Seth
     Lieber, (ii) 484,051 shares of Common Stock held by Wheatley,  (iii) 41,008 shares of Common Stock held by Wheatley  Foreign,  (iv)  180,089  shares of
     Common Stock held by Wheatley II, (v) 1,370,015 shares of Common Stock held by  Wheatley  III,  (vi)  293,012  shares of Common  Stock held by Wheatley
     Foreign  III,  (vii)  299,809  shares  of  Common  Stock  held by  Wheatley
     Associates  and (viii)  259,868  shares of Common Stock held by Applegreen.

     Mr.  Lieber  disclaims  beneficial  ownership  of the  securities  held  by
     Wheatley,  Wheatley  Foreign,  Wheatley II, Wheatley III,  Wheatley Foreign
     III,  Wheatley  Associates  and  Applegreen,  except  to the  extent of his respective equity interests therein.

(9)  Based upon  information  contained in the  Wheatley  13D and certain  other information.  Consists  of (i)  484,051  shares  of  Common  Stock  held by
     Wheatley,  (ii) 41,008  shares of Common  Stock held by  Wheatley  Foreign,
     (iii)  180,089  shares of Common Stock held by Wheatley II, (iv)  1,370,015 shares of Common Stock held by Wheatley  III, (v) 293,012  shares of Common
     Stock held by Wheatley  Foreign III,  (vi)  299,809  shares of Common Stock held by Wheatley  Associates  and (vii) 259,868 shares of Common Stock held by Applegreen  Partners.  Mr. Lieber disclaims  beneficial ownership of the securities held by Wheatley,  Wheatley Foreign,  Wheatley II, Wheatley III,
     Wheatley  Foreign III,  Wheatley  Associates and Applegreen,  except to the extent of his respective equity interests therein.

(10) Based upon  information  contained in the  Wheatley  13D and certain  other information.  Consists of (i) 1,258  shares of Common Stock held by Marilyn
     Rubenstein,  (ii)  642,453  shares of Common  Stock held by  Seneca,  (iii)
     743,513 shares of Common Stock held by Woodland  Fund,  (iv) 692,983 shares of Common Stock held by Woodland  Partners and (v) 395,217 shares of Common
     Stock held by Brookwood.  Mrs. Rubenstein disclaims beneficial ownership of the  securities  held by  Seneca,  Woodland  Fund,  Woodland  Partners  and
     Brookwood, except to the extent of her respective equity interests therein.
     Does not include 1,500,903 shares of Common Stock held by Mrs. Rubenstein's spouse, Barry Rubenstein.

(11) Based on  information  contained in a Form 3 and a Form 4 filed by Mr. Bock and certain other information.

(12) Based on information contained in a Form 3 and a Form 4 filed by Mr. Carney and  certain  other  information.  Consists  of (i) 500 shares  held by Mr.
     Carney and (ii) 38,329  shares of Common Stock  issuable  upon  exercise of options that are currently  exercisable  or will be  exercisable  within 60 days of March 22, 2005.

(13) Based on  information  contained in a Form 4 filed by Mr. Dolin and certain other  information.  Consists of (i) 40,000  shares held by Northern  Union
     Club and (ii)  57,805  shares of Common  Stock  issuable  upon  exercise of options that are currently  exercisable  or will be  exercisable  within 60 days of March 22, 2005. Mr. Dolin is a general  partner of Mordo  Partners, which is a general  partner of Northern  Union Club.  Mr.  Dolin  disclaims beneficial  ownership of the securities held by Northern Union Club, except to the extent of his equity interest therein.

(14) Based on information contained in a Form 4 filed by Mr. Fischer and certain other  information.  Consists of (i) 19,500 shares held by Mr.  Fischer and
     (ii) 42,805  shares of Common Stock  issuable upon exercise of options that are currently  exercisable or will be  exercisable  within 60 days of March
     22, 2005.  Excludes  1,000 shares of Common Stock held by Mr.  Fischer as a custodian for his daughter.  Mr. Fischer disclaims  beneficial ownership of the securities  held as a custodian for his daughter,  except to the extent of his equity interest therein.

(15) Based on certain information provided by Mr. Kaufman.

(16) Based on  information  contained  in a Form 4 filed by Mr. Lam and  certain other  information.  Consists of (i) 60,503 shares held by Mr. Lam and (ii)
     365,742  shares of Common Stock  issuable upon exercise of options that are currently  exercisable or will be  exercisable  within 60 days of March 22,
     2005.

(17) Based on information  contained in a Form 3 and a Form 4 filed by Mr. Weber and certain other  information.  Consists of 123,279 shares of Common Stock issuable upon exercise of options that are currently exercisable or will be exercisable within 60 days of March 22, 2005.

(18) Based on certain  information  provided by Mr. Wu.  Consists of (i) 212,020 shares held by Mr. Wu and (ii) 105,899 shares of Common Stock issuable upon exercise of options that are currently  exercisable  or will be exercisable within 60 days of March 22, 2005.

(19) Consists of (i)  11,121,983  shares  held by all  directors,  nominees  for director  and  executive  officers  as a group and (ii)  733,859  shares of
     Common  Stock   issuable  upon  exercise  of  options  that  are  currently exercisable or will be exercisable within 60 days of March 22, 2005.

                               BOARD OF DIRECTORS

INDEPENDENCE

     In accordance with the Company's Corporate Governance  Guidelines,  and the
Nasdaq  Stock  Market  corporate   governance  listing  standards  (the  "Nasdaq
Standards"),  a majority  of the  Company's  directors  must be  independent  as
determined  by  the  Board.  In  making  its  independence   determinations  for
directors, the Board looks to the Nasdaq Standards.

     Under the Nasdaq  Standards,  a director is independent if: the director is not  employed,  nor is the director a family member of anyone  employed,  by the
Company or any parent or  subsidiary;  the  director is not, and does not have a family  member who is, a partner of the  Company's  outside  auditor or a former partner or  employee of the outside  auditor who worked on the  Company's  audit during the past three  years;  the  director has not, and does not have a family member who has,  accepted  more than  $60,000  during the  current or past three fiscal years from the Company or any of its affiliates; the director is not, nor is any family member of the director, a partner in, or a controlling shareholder or an executive  officer of, any organization to which the Company made, or from which the Company  received,  payments for property or services that exceed five percent of the recipient's consolidated gross revenues or $200,000, whichever is more;  and the director is not,  and does not have any family  member who is, an executive  officer  of  another  company  where any of the  Company's  executive officers serve on the other company's compensation committee.

     The Board of Directors currently consists of five directors,  four of whom,
Messrs.  Bock,  Carney,  Dolin and Fischer,  are independent.  If Mr. Kaufman is elected as a director,  he will be  independent.  Mr. Huai is a  non-independent management director.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

     The Company's  bylaws authorize the Board of Directors to fix the number of directors  and provide that the directors  shall be divided into three  classes, with the classes of directors  serving for  staggered,  three-year  terms.  From
October,  2001, until March, 2003, the number of directors was fixed at four. In
March, 2003, the Company's  directors voted to increase the number of members of the Board of Directors to five.  The Company's  directors are proposing that the number of members of the Board of Directors be increased to six.

     On August 6, 2004,  Steven Owings  resigned from the Board of Directors due to personal health issues. On January 6, 2005, Steven L. Bock was elected by the
Board of Directors to fill the remainder of Mr. Owings's term.

     The Company's  nominating  procedures,  including  procedures  for director
candidates   proposed   to  be   nominated   by   stockholders,   and   director
qualifications, are set forth below.

     Steve R.  Fischer  and Alan W.  Kaufman  were  nominated  by the  Company's
Nominating  and  Corporate  Governance  Committee  as the  Board  of  Directors'
nominees for director.  Mr. Fischer is currently a director of the Company.  Mr.
Fischer  would be elected  for a full  three-year  term.  Mr.  Kaufman  would be elected to serve a full three-year term in a newly created  directorship.  It is proposed that Mr.  Fischer and Mr.  Kaufman be elected to serve until the Annual
Meeting  of  Stockholders  to be held in 2008 and  until  their  successors  are elected and shall have qualified.

     Unless  authority is specifically  withheld,  proxies will be voted for the election of each of the nominees below to serve as a director of the Company for a term which will expire at the Company's  2008 Annual  Meeting of  Stockholders
and until a  successor  is  elected  and  qualified.  If any one or more of such nominees  should for any reason become  unavailable  for  election,  the persons named in the  accompanying  form of proxy  may  vote  for the  election  of such substitute nominees as the Board of Directors may propose. The accompanying form of proxy  contains  a  discretionary  grant of  authority  with  respect to this matter.

                                                                        Director
Name                        Position                     Age             Since
----                        --------                     ---             -----
Steven R. Fischer           Director Nominee             59              2000
Alan W. Kaufman             Director Nominee             66              N/A

     STEVEN R. FISCHER has been  president  of North Fork  Business  Capital,  a provider of asset based and  structured  finance loans of up to $150 million for corporate mergers and acquisitions,  recapitalizations,  and for general working capital purposes,  since July 2004. From February 2004 until July 2004, he was a consultant  to  financial  institutions.  From 1992 to February,  2004,  he held multiple executive management and financial  positions,  including most recently
President,  with  Transamerica  Business  Capital  Corporation,  a member of the
Transamerica  Finance  Corporation family of companies,  specializing in secured lending for mergers,  acquisitions  and  restructurings.  From 1981 to 1992,  he served as vice president and regional  manager of Citibank,  N.A. Since 1995, he has served as a director of ScanSource,  Inc., a value-added  distributor of POS and bar code  products.  Beginning in 2001 he served on the board of advisors of
Keltic Financial LLC., a privately held finance company that funds middle market companies.  He holds a B.S. in Economics and Accounting  from Queens College and an M.B.A.  from Baruch  College.  Mr. Fischer has been a director of the Company since August 2001.

     ALAN W.  KAUFMAN  has been a director of NetIQ  Corporation,  a provider of integrated  systems and security  management  solutions,  since August 1997. Mr.
Kaufman  served as a director of  QueryObject  Systems  Corp.,  a developer  and marketer of proprietary  business  intelligence  software,  from October 1997 to
March 2002. He also served as  QueryObject  Systems'  Chairman of the Board from
May 1998 to October  1999,  and as President  and Chief  Executive  Officer from
October 1997 to December  1998,  when he retired.  From December 1996 to October
1997,  Mr. Kaufman was an  independent  consultant.  From April 1986 to December
1996, Mr. Kaufman held various positions at Cheyenne Software,  most recently as
Executive  Vice President of Sales.  Mr. Kaufman was the founding  president of, and  currently  serves  on the  Board of  Directors  of,  the New York  Software
Industry Association.  He serves as a Trustee of Outward Bound USA and is on the
Advisory Board of the CUNY (City  University of New York) Institute for Software
Design and Development.  Mr. Kaufman holds a B.S. in electrical engineering from
Tufts University.

     The names of the directors,  whose terms expire at the 2006 and 2007 Annual
Meetings of Stockholders of the Company,  who are currently serving their terms, are set forth below:

                                                                    Director
Name                           Position              Age             Since
----                           --------              ---             -----
Steven L. Bock                 Director              51              2005
Patrick B. Carney              Director              40              2003
Lawrence S. Dolin              Director              60              2001

     STEVEN L. BOCK has been Chairman and CEO of Unger Software  Corporation,  a leading provider of financial  planning and profiling  software for advisors and other finance  industry  professionals,  since December  2002.  Prior to joining
Unger Software, Mr. Bock was a consultant to early-stage companies. He served as a Director and Interim Chief Operating Officer of B2BVideo Network from November
2001 to May 2002.  From December 1990 through July 2000,  Mr. Bock was Chairman,
Chief  Executive  Officer and  President of Specialty  Catalog  Corp.,  a direct marketer  targeting  niche  consumer  product  categories  through a variety  of catalogs and E-commerce web sites. Prior to joining Specialty Catalog,  Mr. Bock was an officer at investment holding and management firms and was a partner of a law firm. Mr. Bock holds a B.S. from the State University of New York at Albany, and a J.D. from Harvard Law School.  Mr. Bock has been a Director of the Company since January 2005, and his term expires in 2006.

     PATRICK B. CARNEY has been General Manager of Melillo  Consulting,  Inc., a solutions oriented systems integrator, since April 1, 2005. From November, 2004, through  March,  2005,  Mr.  Carney  was an  independent  consultant  to  senior management and senior IT executives.  From October 2003, through October,  2004,
Mr.  Carney was the Chief  Technology  Officer  for Barr  Laboratories  Inc.,  a
specialty  pharmaceutical  company. From August 2000 through July 2003 he served as the Chief Information Officer for the North Shore - Long Island Jewish Health
System where he was  responsible  for  strategic IS planning and managing the IS and  Telecommunications  operations  throughout the Health System.  From 1995 to
July,  2000, Mr. Carney was the Vice President & Chief  Information  Officer for

Staten  Island  University  Hospital.  Mr.  Carney's  career  also  includes  IT management  experience  in  other  industries  as he was also  the  Director  of
Information  Systems  for  ABB  Power  Generation  Inc.,  a  subsidiary  of  the
Zurich-based  Asea Brown Boveri,  and also held  positions at KPMG Peat Marwick,
Wang  Laboratories,  and IBM  Corporation.  Mr. Carney received a BS degree from
Manhattan College. Mr. Carney has been a director of the Company since May 2003, and his term as a director of the Company expires in 2006.

     LAWRENCE  S.  DOLIN has held  several  positions  with  Noteworthy  Medical
Systems,  Inc.  ("Noteworthy"),   a  provider  of  computerized  patient  record
software,  since July 1998. He is currently  serving as  Noteworthy's  chairman, president and chief executive officer.  Since January 1996, Mr. Dolin has been a general partner of Mordo Partners, an investment management  partnership.  Since
1981, Mr. Dolin has served as a director of Morgan's  Foods,  Inc.,  which owns, through wholly-owned  subsidiaries,  KFC restaurants,  Taco Bell restaurants and
Pizza  Hut  restaurants.  Mr.  Dolin  holds a B.A.  from  Case  Western  Reserve
University and a J.D. from Case Western Reserve University. Mr. Dolin has been a director of the Company  since  August  2001,  and his term as a director of the
Company expires in 2007.

     REIJANE HUAI has served as  President  and Chief  Executive  Officer of the
Company and its  predecessor  since  December 2000 and has served as Chairman of the Board of the Company  since August 2001.  Mr. Huai also served as a director of the Company's predecessor from July 2000 to August 2001. Mr. Huai came to the
Company with a career in software development and management.  As executive vice president and general  manager,  Asia,  for Computer  Associates  International,
Inc., he was responsible  for sales,  marketing and the development of strategic joint ventures in the region.  Mr. Huai joined Computer  Associates in 1996 with its  acquisition of Cheyenne  Software,  Inc.,  where he was president and chief executive officer.  Mr. Huai joined Cheyenne Software,  Inc., in 1985 as manager of research and development of ARCserve, the industry's first storage management solution for the client/server environment.  Mr. Huai received a master's degree in  computer  science  from the State  University  of New York at Stony Brook in
1985. Mr. Huai's term as a director of the Company expires in 2007.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES.

MEETINGS

     The Board of Directors met on twelve occasions during the fiscal year ended
December  31,  2004.  In addition to the  meetings,  the members of the Board of
Directors  sometimes  take  action by  unanimous  written  consent  in lieu of a meeting, which is permitted. All Directors attended at least 75% of the meetings of the Board of Directors.

                                       10

COMMITTEES

     The Board of Directors currently has three committees: the Audit Committee;
the  Compensation and Stock Option  Committee;  and the Nominating and Corporate
Governance  Committee.  The  charter  of  each  committee  is  available  on the
Company's  website at  www.falconstor.com/governance.asp.  From  January 1, 2004 through November 8, 2004, the Board of Directors had four committees:  the Audit
Committee;  the  Compensation  Committee;  the Stock Option  Committee;  and the
Nominating and Corporate Governance  Committee.  The Compensation  Committee and
the Stock Option Committee were merged in November, 2004.

     AUDIT COMMITTEE

     The Audit Committee  consists of Messrs.  Bock, Dolin, and Fischer (Chair).
From January 1, 2004 through  August 6, 2004, the Audit  Committee  consisted of
Messrs.  Dolin and Fischer and Steven H.  Owings.  From August 6, 2004,  through
January 6, 2005, the Audit Committee consisted of Messrs. Dolin and Fischer. The
Audit  Committee is appointed by the Board to assist the Board in monitoring (1)
the integrity of the financial  statements of the Company,  (2) the  independent auditor's qualifications and independence,  (3) the performance of the Company's
internal  audit  function  and  independent  auditors,   (4)  the  integrity  of
management and information systems and internal controls, and (5) the compliance by the Company with legal and regulatory requirements.

     Each  member of the Audit  Committee  is required  to be  "independent"  as defined in the Nasdaq Standards and in Section 301of the  Sarbanes-Oxley  Act of
2002 (the  "Act")  and Rule 10A-3 of the  Securities  Exchange  Act of 1934,  as
amended.  The Board has  determined  that each member of the Audit  Committee is
"independent" under these standards. In addition, the Board has determined that, as required by the Nasdaq Standards, each member of the Audit Committee was able to read and to understand financial statements at the time of his appointment to the Audit Committee.

     The Board has further  determined  that Mr. Fischer meets the definition of
"audit  committee  financial  expert," and  therefore  meets  comparable  Nasdaq
Standard  requirements,  because he has an understanding of financial statements and generally accepted accounting principles ("GAAP"); has the ability to assess
GAAP in connection  with the accounting for estimates,  accruals,  and reserves;
has experience in analyzing and evaluating  financial  statements that present a breadth  and  level of  complexity  of  accounting  issues  that  are  generally comparable  to the  breadth and  complexity  of issues  that can  reasonably  be
expected  to  be  raised  by  the  Company's   financial   statements;   has  an
understanding of internal controls and procedures for financial  reporting;  and has an  understanding of audit committee  functions.  Mr. Fischer acquired these attributes through education and experience  consistent with the requirements of the Act.

     The Audit  Committee  met four times during the fiscal year ended  December
31,  2004.  All  members  of the Audit  Committee  attended  at least 75% of the meetings  of the  committee  during  the times  they were  members  of the Audit
Committee.

     The Company's  Board of Directors  has adopted,  and annually  reviews,  an
Audit Committee  Charter and Guidelines for Pre-Approval of Independent  Auditor
Services. The Charter and the Guidelines are attached to this Proxy Statement as
Exhibits A and B, respectively.

                                       11

     COMPENSATION AND STOCK OPTION COMMITTEE

     The  Compensation and Stock Option  Committee  consists of Messrs.  Carney,
Dolin (Chair) and Fischer. Prior to November 8, 2004, the Board of Directors had
a  Compensation  Committee and a Stock Option  Committee.  From January 1, 2004,
through August 6, 2004, the Compensation  Committee consisted of Messrs.  Carney and Fischer and Steven H. Owings. From August 6, 2004, through November 8, 2004, it consisted of Messrs. Carney and Fischer. From January 1, 2004, through August
6, 2004, the Stock Option  Committee  consisted of Messrs.  Carney and Dolin and
Steven H.  Owings.  From August 6, 2004,  through  November  8, 2004,  the Stock
Option  Committee  consisted of Messrs.  Carney and Dolin.  The Compensation and
Stock  Option  Committee  is  appointed  by  the  Board  (i)  to  discharge  the responsibilities  of  the  Board  relating  to  compensation  of  the  Company's executives,  (ii) to produce the annual report on executive compensation that is required by the rules of the Securities  and Exchange  Commission to be included in the Company's annual proxy statement, and (iii) to administer, and to approve awards under, the Company's equity-based compensation plans for employees. Under the Compensation and Stock Option Committee Charter adopted in January 2005, all members of the  Compensation  Committee  are  required  to be  "independent"  as defined  in the  Nasdaq  Standards.  The  Board has  determined  that all of the current  members of the  Compensation  Committee are  "independent"  under these standards.

     The  Compensation  Committee  met three times  during the fiscal year ended
December 31, 2004.  The Stock Option  Committee  met two times during the fiscal year ended December 31, 2004. All members of the Compensation  Committee and the
Stock Option  Committee  attended at least 75% of the meetings of the  committee during  the times  they  were  members  of the  Compensation  and  Stock  Option
Committee.  The  Compensation  Committee  also took action by unanimous  written consent in lieu of a meeting.

     NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

     The Nominating and Corporate Governance Committee consists of Messrs. Bock,
Carney  (Chair),  Dolin,  and Fischer.  From January 1, 2004,  through August 6,
2004,  it consisted of Messrs.  Carney,  Dolin and Fischer and Steven H. Owings.
From August 6, 2004,  through  January 6, 2005, it consisted of Messrs.  Carney,
Dolin  and  Fischer.  The  Nominating  and  Corporate  Governance  Committee  is
appointed by the Board:  (i) to identify  individuals  qualified to become Board members,  (ii) to recommend  to the Board  director  candidates  for each annual meeting of  stockholders  or as necessary to fill  vacancies  and newly  created directorships  and (iii) to perform a leadership  role in shaping the  Company's corporate  governance  policies,  including  developing and  recommending to the
Board  a set of  corporate  governance  principles.  Under  the  Nominating  and
Corporate  Governance  Committee  Charter,  all  members of the  Nominating  and
Corporate  Governance  Committee are required to be  "independent" as defined in the Nasdaq  Standards.  The Board has determined that all of the current members of the Nominating and Corporate  Governance  Committee are  "independent"  under these standards.

     The Nominating and Corporate  Governance Committee met two times during the fiscal year ended December 31, 2004. All members of the Nominating and Corporate
Governance  Committee  attended at least 75% of the  meetings  of the  committee during the times they were members of the  Nominating  and Corporate  Governance
Committee.

                                       12

COMPENSATION

     Directors who are also employees receive no compensation for serving on the
Company's  Board of Directors.  Non-employee  directors are  reimbursed  for all travel and other  expenses  incurred  in  connection  with  attending  Board and
Committee meetings.

     Pursuant to the 2004 Outside Directors Stock Option Plan (the "2004 Plan"),
each  non-employee   director  of  the  Company  is  entitled  upon  becoming  a non-employee  director to receive an initial grant of options to acquire  50,000 shares of Common Stock and an annual grant of options to acquire  10,000  shares of  Common  Stock on the date of each  Annual  Meeting  of  Stockholders  of the
Company. These stock options are granted with per share exercise prices equal to the fair market value of the Common  Stock on the date of grant.  A director who received an initial  grant of options to acquire  50,000  shares of Common Stock within six months prior to an Annual Meeting of  Stockholders is not entitled to receive an annual grant of options to acquire  10,000  shares of Common Stock on the date of the Annual  Meeting.  A  director  who  serves as  Chairperson  of a committee of the Board of Directors for at least six months during a fiscal year is entitled to receive an additional grant of options to acquire 5,000 shares on the date of the next Annual  Meeting of  Stockholders.  One-third of the options vest on the first anniversary of the date of grant, and one-twenty fourth of the remainder vests each month thereafter for twenty-four months.

     In May 2004, each of Messrs. Dolin and Fischer received options to purchase
15,000  shares of Common  Stock,  and Mr.  Carney  received  options to purchase
10,000  shares of  Common  Stock at an  exercise  price of $6.32 per share as an annual grant under the 2004 Plan. Mr. Bock received  options to purchase  50,000 shares of Common  Stock at an  exercise  price of $8.20 per share as his initial grant of options upon becoming a director in January, 2005.

NOMINATING PROCEDURES AND DIRECTOR QUALIFICATIONS

     The Nominating and Corporate Governance Committee has adopted the following policies regarding nominations and director qualifications:

I.   Consideration of Nominees Recommended by Shareholders

     The Committee  recognizes  that  qualified  candidates  for  nomination for
Director can come from many  different  sources,  including  from the  Company's shareholders.  The Committee will  therefore  consider any nominee who meets the minimum qualifications set forth below.

     To propose a nominee, a shareholder must provide the following information:

     1.   The  shareholder's  name and, if different,  the name of the holder of record of the shares.

     2.   The shareholder's address and telephone number.

     3.   The name of the proposed nominee.

     4.   The address and phone number of the proposed nominee.

     5.   A listing of the proposed nominee's qualifications.

                                       13

     6.   A statement by the shareholder  revealing whether the proposed nominee has assented to the submission of her/his name by the shareholder.

     7.   A statement  from the  shareholder  describing  any  business or other relationship with the nominee.

     8.   A statement from the shareholder stating why the shareholder  believes the nominee  would be a valuable  addition to the  Company's  Board of
          Directors.

     The shareholder should submit the required information to:

          Nominating  and Corporate  Governance  Committee
          c/o General  Counsel
          FalconStor Software, Inc.
          2 Huntington Quadrangle
          Melville, NY 11747

     With a copy to:

          Director Human Resources
          FalconStor Software, Inc.
          2 Huntington Quadrangle
          Melville, NY  11747

     If any information is missing, the proposed nominee will not be considered.

II.  Qualifications for Candidates

     The  Committee  believes  that the  Company and its  shareholders  are best served by having  directors  from diverse  backgrounds  who can bring  different skills to the Company.  It is  therefore  not possible to create a rigid list of qualifications for Director candidates.  However,  absent unique  circumstances, the Committee  expects that each  candidate  should have the  following  minimum qualifications:

     o    Substantial experience with technology companies.  This experience may be the result of employment with a technology company or may be gained
          through  other  means,  such  as  financial   analysis  of  technology
          companies;

     o    The highest level of personal and professional  ethics,  integrity and values;

     o    An inquiring and independent mind;

     o    Practical wisdom and mature judgment;

     o    Expertise  that is  useful to the  Company  and  complementary  to the background and  experience of other Board members,  so that an optimal balance of Board members can be achieved and maintained;

     o    Willingness to devote the required time to carrying out the duties and responsibilities of Board membership;

                                       14

     o    Commitment  to  serve  on the  Board  for  several  years  to  develop knowledge about the Company's business;

     o    Willingness  to represent the best interests of all  stockholders  and objectively appraise management performance; and

     o    Involvement  only in activities or interests that do not conflict with the director's responsibilities to the Company and its stockholders.

     At any time,  the  Committee  may be looking for director  candidates  with certain qualifications or skills to replace departing directors or to complement the  skills  of  existing  directors  and to add to the  value  of the  Board of
Directors.

III. Identification and Evaluation of Candidates

     Candidates  for director may come from many  different  sources  including, among  others,  recommendations  from current  directors,  recommendations  from management, third-party search organizations, and shareholders.

     In each instance,  the Committee will perform a thorough examination of the candidate.  An initial  screening will be performed to ensure that the candidate meets the  minimum  qualifications  set forth  above and has  skills  that would enhance  the  Board  of  Directors.  Following  the  initial  screening,  if the candidate is still viewed as a potential  nominee,  the  Committee  will perform additional  evaluations  including,  among  other  things,  some  or  all of the
following:   Detailed  resume  review;  personal  interviews;   interviews  with
employer(s); and interviews with peer(s).

     All  candidates  will be  reviewed  to  determine  whether  they  meet  the independence standards of the Nasdaq Standards. Failure to meet the independence standards  may be a  disqualifying  factor  based  on the  Board  of  Director's composition at the time. Even if failure to meet the  independence  standards is not by itself  disqualifying,  it will be taken into account by the Committee in determining  whether the  candidate  would make a valuable  contribution  to the
Board of Directors.

CONTACTING THE BOARD OF DIRECTORS

     Stockholders  and others may contact  FalconStor's  Board of  Directors  by sending a letter to:

           Board of Directors
           FalconStor Software, Inc.
           2 Huntington Quadrangle, Suite 2S01
           Melville, NY  11747

or by clicking on the  "Contact  FalconStor's  Board of  Directors"  link on the
FalconStor Corporate Governance home page at www.falconstor.com/governance.asp.

     Communications  directed  to the Board of  Directors  are  screened  by the
Company's  Legal and/or Investor  Relations  departments.  Routine  requests for
Company  information are handled by the appropriate  Company  department.  Other communications are reviewed to determine if forwarding to the Board of Directors is necessary or appropriate. The Board of Directors receives a quarterly summary

                                       15

of all  communications  that are not  forwarded  to the Board's  attention.  All communications  are kept on file for two years for any  Director  who  wishes to view them.

                                       16

MANAGEMENT

EXECUTIVE OFFICERS OF THE COMPANY

     The following table contains the names, positions and ages of the executive officers of the Company who are not directors.

NAME              POSITION                                                  AGE
----              --------                                                  ---
Wayne Lam         Vice President                                             41
James Weber       Chief Financial Officer, Treasurer and Vice President      34
Bernard Wu        Vice President, Business Development                       47

     WAYNE LAM has served as a vice president of the Company and its predecessor entity since April 2000. Mr. Lam has more than 15 years of software  development and corporate management  experience.  As vice president at Computer Associates, he held various roles in product  marketing,  business  development  and product development.  Mr. Lam joined Computer Associates in 1996 with its acquisition of
Cheyenne Software,  where he held various positions including general manager of
Cheyenne Software Netware Division,  director of business development,  and head
of  Cheyenne   Communications,   a  business   development   unit   focusing  on
communication  software. From 1989 to 1993 he was co-founder and chief executive officer of Applied Programming Technologies, where he managed all aspects of its operations and development projects.  From 1987 to 1989 he was vice president of engineering at Advanced Graphic  Applications,  where he managed the development of PC-based document management systems and optical storage device drivers.  Mr.
Lam has a B.E.  in  Electrical  Engineering  from  Cooper  Union,  where  he was involved with a privately  funded research  project  studying the feasibility of building  paperless  offices using optical storage  devices.  The success of the project led to the formation of Advanced Graphic Applications.

     JAMES WEBER has served as Chief  Financial  Officer,  Treasurer  and a Vice
President  since  February,  2004.  Mr.  Weber  has over 10 years of  financial, accounting and management experience. Prior to becoming Chief Financial Officer,
Mr. Weber served as worldwide  Corporate  Controller of  FalconStor  since April
2001.  From 1998 through  2001,  Mr. Weber  served as Corporate  Controller  for
theglobe.com, an Internet community. Before joining theglobe.com,  Mr. Weber had been an audit  manager  with KPMG and had  several  years of  public  accounting experience.  Mr. Weber is a Certified Public Accountant in the State of New York
and  received  his  Bachelor  of  Science  degree  in  accounting  from  Fordham
University.

     BERNARD WU has served as Vice  President  of  Business  Development,  since
November,  2000.  From 1998 to October 2000, Mr. Wu was Senior Vice President of
sales and  marketing  for the Internet  Outsourcing  Division of Trend Micro,  a
leading Internet security software company. Mr. Wu had worldwide  responsibility for defining,  launching,  and managing OEM, service, and alliance  partnerships with ISPs, ASPs,  telecommunication  carriers,  and other software companies for the purpose of offering network-based  security services.  Prior to that, Mr. Wu had 15 years'  experience  in various  executive  and  managerial  positions  at
companies   such  as  Intel,   Seagate,   Conner   Peripherals,   and   Computer
Associates/Cheyenne  in areas  including  product  development,  marketing,  and
OEM/channel sales of RAID,  optical,  and tape-based storage management software and  subsystems.  In 1996 he  co-authored a patent in the area of SCSI enclosure management services which has been widely adopted in the industry.  Mr. Wu has a

                                       17

BS/MS in  engineering  from the  University of California at Berkeley and an MBA from University of California at Los Angeles Anderson School of Management.

                             EXECUTIVE COMPENSATION

     SUMMARY  COMPENSATION TABLE. The following table sets forth, for the fiscal years indicated, all compensation awarded to, paid to or earned by the Company's
chief   executive   officer  and  the   Company's   other   executive   officers
(collectively,  the "Named  Executive  Officers").  The  executive  compensation provided  below reflects the executive  compensation  information of the Company for the years indicated.

                           SUMMARY COMPENSATION TABLE

   Name and Principal                                                                               Long Term
         Position                                              Annual Compensation                Compensation
----------------------------------                ------------------------------------------      ------------

                                                                                Other Annual       Securities    All Other
                                                   Salary           Bonus       Compensation       Underlying    Compensation
                                      Year           ($)             ($)            ($)(2)         Options (#)       ($)
                                   -----------    --------     -------------    ------------      ------------   ------------

ReiJane Huai .....................    2004        $191,667            --          $ 16,000            --              --
Chairman and Chief                    2003        $150,000            --          $ 24,000            --              --
Executive Officer                     2002        $150,000            --          $ 24,000            --              --

James Weber (1) ..................    2004        $150,000            --              --              --              --
Chief Financial Officer               2003        $ 90,000        $ 18,000            --            50,000            --
 and Vice President                   2002        $ 85,833        $ 13,500            --            41,340            --

Wayne Lam ........................    2004        $150,000            --              --              --              --
Vice President                        2003        $120,000            --              --           100,000            --
                                      2002        $100,000            --              --           225,000            --

Bernard Wu .......................    2004        $150,000            --              --              --              --
Vice President-Business               2003        $150,000            --              --           100,000            --
Development                           2002        $150,000            --              --            80,000            --

(1)  Mr.  Weber was  appointed  Chief  Financial  Officer and Vice  President on
     February 4, 2004.
(2)  Mr. Huai was given automobile  allowances of $16,000 in 2004 and $24,000 in
     2003 and 2002.

                      OPTION GRANTS DURING 2004 FISCAL YEAR

     The  Company  did not grant any  options to  purchase  Common  Stock to the
Company's  Named  Executive  Officers  during the 2004 fiscal year.  The Company currently does not have any plans providing for the grant of stock  appreciation rights.

                                       18

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth certain information  concerning  unexercised stock options held by the Named  Executive  Officers as of December 31, 2004. No
options were exercised by the Named Executive Officers during 2004.

                            Number of Securities Underlying           Value of Unexercised In-the-
                              Unexercised Options at 2004              Money Options at 2004 Fiscal
                                   Fiscal Year-End (#)                        Year-End ($)(1)
     Name                      Exercisable/Unexercisable                Exercisable/Unexercisable
     ----                    --------------------------------           -------------------------
     ReiJane Huai                          0/0                                      0/0
     James Weber                      102,923/47,556                         $729,344/$215,798
     Wayne Lam                       340,241/143,502                        $2,272,028/$473,170
     Bernard Wu                       95,699/104,401                         $374,148/$272,702

-------------------

(1)  On December 31, 2004,  the last reported sales price of the Common Stock as reported on The Nasdaq National Market was $9.57.

                                       19

                      EQUITY COMPENSATION PLAN INFORMATION

     The  Company  currently  does not have any  equity  compensation  plans not approved by security holders.

                                                Number of                                       Number of Securities
                                           Securities to be            Weighted -             Remaining Available for
                                               Issued upon          Average exercise            Future Issuance Under
                                               Exercise of              Price of                 Equity Compensation
                                               Outstanding             Outstanding                Plans (Excluding
                                            Options, Warrants       Options, Warrants          Securities Reflected in
                                               and Rights(1)           and Rights(1)                 Column (a))(1)

Plan Category                                      (a)                      (b)                             (c)
-------------                                      ---                      ---                             ---

Equity compensation
plans approved by
security holders........................        8,973,358                 $ 4.71                         2,698,974

(1)  As of December 31, 2004.

                              EMPLOYMENT AGREEMENTS

     The Company entered into an amended and restated employment  agreement with
ReiJane Huai dated as of September 1, 2004,  providing for the employment of Mr.
Huai as President and Chief Executive Officer. The employment agreement provides that Mr. Huai shall devote  substantially  all of his  professional  time to the business of the Company.  The employment agreement provides a base salary in the amount of $275,000.  The agreement further provides for the potential payment of bonuses to Mr. Huai for the periods ending December 31, 2005, December 31, 2006, and December 31, 2007. For a description  of these bonuses,  please see the 2004
COMPENSATION AND STOCK OPTION COMMITTEE REPORT ON EXECUTIVE COMPENSATION, below.
The agreement contains  non-competition,  confidentiality  and  non-solicitation provisions that apply for twenty-four months after cessation of employment.  The agreement expires on December 31, 2007.

                              SEVERANCE AGREEMENTS

     The  Company  has entered  into  Change of Control  Contracts  with each of
ReiJane  Huai,  Wayne Lam,  and Bernard Wu dated as of December  2001,  and with
James  Weber,  dated as of February  2004,  that provide for  severance  pay and incidental  benefits  if there is a change in control of the Company (as defined in the Change of Control  Contracts).  The payment for each of Messrs.  Huai and
Lam is a lump sum payment equal to 4.0 times one year's annual compensation. The payment  for each of Mr.  Weber  and Mr. Wu is a lump sum  payment  equal to 3.0
times  one  year's  annual  compensation.   The  agreements  also  provide  such
individuals  with the right to replace all stock options  whether  vested or not with fully vested stock options,  or  alternatively  the right to receive a cash

                                       20

payment for  surrendering  the options equal to the difference  between the full exercise price of each option surrendered and the greater of the price per share paid by the acquirer in the change of control transaction or the market price of the Company's  Common Stock on the date of the change of control.  Finally,  the agreements  provide that if any excise taxes are imposed on Messrs.  Huai,  Lam,
Weber and Wu by Section 4999 of the Internal  Revenue Code of 1986,  as amended, the Company will make them whole.

     REPORT ON REPRICING OF OPTIONS. None of the stock options granted under any of the Company's plans was repriced in the fiscal year ended December 31, 2004.

     COMPENSATION   AND   STOCK   OPTION   COMMITTEE   INTERLOCK   AND   INSIDER
PARTICIPATION.  Messrs. Patrick B. Carney, Lawrence S. Dolin, Steven R. Fischer,
and Steven H.  Owings  served as members of the  Compensation  and Stock  Option
Committee  of the Board of  Directors  at various  times  during the fiscal year ended December 31, 2004.  There were no  transactions  involving the Company and such individuals.

AUDIT COMMITTEE REPORT

     The Board of Directors  appoints an Audit Committee each year to review the
Company's  financial matters.  Please see the AUDIT COMMITTEE  discussion in the
BOARD OF DIRECTORS section, above, for a discussion of the Audit Committee.

     The Audit  Committee meets with the Company's  independent  accountants and reviews  the  scope  of their  audit,  report  and  recommendations.  The  Audit
Committee  members reviewed and discussed the audited  financial  statements for the fiscal year ended  December 31, 2004 with  management.  The Audit  Committee also discussed all the matters required to be discussed by Statement of Auditing
Standard No. 61 with the  Company's  independent  auditors,  KPMG LLP. The Audit
Committee  received  the  written  disclosures  and the letter  from KPMG LLP as required by  Independence  Standards  Board Standard No. 1 and has discussed the independence of KPMG LLP with representatives of such firm.

     Based on their  review  and the  discussions  described  above,  the  Audit
Committee  recommended  to the Board of  Directors  that the  Company's  audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, to be filed with the SEC.

                               AUDIT COMMITTEE
                               ---------------
                               Steven L. Bock
                               Lawrence S. Dolin
                               Steven R. Fischer

2004 COMPENSATION AND STOCK OPTION COMMITTEE REPORT ON EXECUTIVE COMPENSATION:

     GENERAL

     During the fiscal year ended December 31, 2004, the  Compensation and Stock
Option Committee determined the cash and other incentive  compensation,  if any, to be paid to the Company's executive officers and key employees. Please see the

                                       21

Compensation  and Stock Option  Committee  discussion  in the Board of Directors section, above, for a discussion of the Compensation and Stock Option Committee.

     COMPENSATION PHILOSOPHY

     The  Compensation  and  Stock  Option  Committee's  executive  compensation philosophy is to base management's compensation,  in part, on achievement of the
Company's annual and long-term  performance goals, to provide competitive levels of compensation,  to recognize individual initiative,  achievement and length of service to the Company,  and to assist the Company in  attracting  and retaining qualified management.  The Compensation and Stock Option Committee also believes that the potential for equity  ownership by management is beneficial in aligning management's  and  stockholders'  interests in the  enhancement  of  stockholder value. The Company has not established a policy with regard to Section 162(m) of the Internal  Revenue Code of 1986, as amended (the  "Code"),  since the Company has not paid and does not currently  anticipate paying compensation in excess of
$1 million per annum to any employee.  The Company believes,  however,  that any compensation  received by executive officers pursuant to the exercise of options granted under the FalconStor Software, Inc., 2000 Stock Option Plan qualifies as
"performance-based" compensation.

     SALARIES

     Base salaries for the Company's executive officers are determined initially by evaluating  the  responsibilities  of the position held and the experience of the individual,  and by reference to the competitive  marketplace for management talent,  including a comparison  of base  salaries for  comparable  positions at other comparable  companies.  Base salary  compensation of executive officers is
reviewed  annually  by  the  Compensation  and  Stock  Option   Committee,   and
recommendations  of the  Compensation  and Stock Option Committee in that regard are  acted  upon by the  Board  of  Directors.  Annual  salary  adjustments  are determined by evaluating the  competitive  marketplace;  the  performance of the
Company,  which includes  operating  results of the Company and cash management;
quality of products;  the  performance of the  executive;  and the length of the executive's service to the Company and any increased responsibilities assumed by the  executive.  The Company  places itself between the low and medium levels in
determining   salaries  compared  to  the  other  comparable   storage  software
companies. The Company does this for two primary reasons. First, the Company has granted  stock  options  to  executive  officers  to align the  interest  of the executive  officers  with that of the  Company and its  stockholders:  long-term growth.  Second,  the Company and its executive officers agree that keeping cash compensation to a low level will help the Company to reach  profitability and to continue the long-term growth of the Company.

     INCENTIVE COMPENSATION

     The  Company  has  in  the  past  granted,   and  may  continue  to  grant,
discretionary  bonuses to individual executive officers for personal performance that substantially exceeded the Company's  expectations.  This has included, and might  include in the future,  taking on tasks  outside the normal  scope of the executive officer's  responsibilities or overseeing the successful completion of unforeseen  projects.  No  discretionary  bonuses exceeded thirty percent of any executive officer's salary during 2004.

                                       22

     The Company from time to time will  consider  the payment of  discretionary bonuses to its  executive  officers  on an annual  basis after the close of each fiscal  year.  Bonuses  would be  determined  based,  first,  upon the  level of achievement  by the Company of its strategic and  operating  goals and,  second, upon the level of personal achievement by participants. The achievement of goals by the Company includes,  among other things,  the performance of the Company as measured by the  operating  results of the Company and quality of products.  The achievement of personal goals includes the actual  performance of the department of the Company for which the executive officer has responsibility as compared to the planned performance thereof, other individual contributions,  the ability to manage and motivate employees and the achievement of assigned projects.  Despite achievement  of  personal  goals,  bonuses  might  not be given  based  upon the performance of the Company as a whole.  To date, the Company has not granted any such discretionary bonuses.

     COMPENSATION OF CHIEF EXECUTIVE OFFICER

     Mr. Huai's salary for the period  January 1, 2004 through  August 31, 2004, was  $150,000  on an annual  basis.  This salary was set in Mr.  Huai's  initial employment  agreement  signed with the Company in September  2001. Mr. Huai also received  a car  allowance  of  $16,000  for the  first  nine  months of 2004 as provided by the initial employment agreement. Pursuant to the initial employment agreement,  Mr.  Huai's  salary was to be  increased by $15,000 for each year in which the Company's earnings exceeded the previous year's earnings.  Because the
Company was not profitable until the fourth quarter of 2004, no salary increases were made. The initial employment agreement provided that the Company's Board of
Directors could grant  discretionary  bonuses to Mr. Huai. The  Compensation and
Stock  Option  Committee  determined  that  because  the  Company  was  not  yet profitable, it would not recommend any such bonuses, and no bonuses were paid to
Mr. Huai.

     In  September,  2004,  the Company  entered  into an Amended  and  Restated
Employment Agreement (the "Employment  Agreement") with Mr. Huai. In setting the terms of the Employment  Agreement,  the Compensation and Stock Option Committee
considered the following items, among others:

     o    the Company's salary structure and compensation philosophy with regard to all executive officers

     o    the Company's progress to that point under Mr. Huai's leadership

     o    the Company's  prospects  during the term of the Employment  Agreement
          (September 1, 2004 to December 31, 2007)

     o    Mr. Huai's  expertise and  leadership in the field of network  storage software

     o    the cost to the Company if Mr. Huai departed, including;

          o    compensation that would be paid to his successor

          o    the cost of identifying and hiring a successor

          o    the disruption to the Company's  business that might be caused by his departure

          o    the  intangible  cost  of the  loss  of  Mr.  Huai's  vision  and leadership

                                       23

     o    the  compensation  paid to chief executive  officers of peer companies both nationwide and in the region of the Company's headquarters.

     Based on these  criteria,  the  Compensation  and  Stock  Option  Committee determined  that Mr. Huai's base salary was  significantly  lower than the level appropriate  to a leader with Mr.  Huai's  experience,  vision,  and  expertise, particularly  in  light  of the  Company's  growth  under  his  leadership.  The
Compensation and Stock Option Committee set a new base salary of $275,000, which it believes is still in the low to moderate range. In addition, the Compensation and Stock Option  Committee  determined  that a provision for  non-discretionary bonuses based on the Company's performance would be appropriate.  The Employment
Agreement provides for bonuses as follows:

     The  Employee  shall be  entitled  to receive a cash bonus (i) for the period from  September 1, 2004  through  December 31, 2005 (the "First
     Bonus  Period") in an amount equal to 2.50% of the  Corporation's  net operating  income for such period as  determined  by  reference to the
     Corporation's  income  statements  (hereinafter  referred  to  as  the
     "Operating Income") during the First Bonus Period, (ii) for the fiscal year of the  Corporation  ending  December 31, 2006 (the "Second Bonus
     Period")  in an  amount  equal to the  product  of (A) the  Applicable
     Percentage  (as defined  below) and (B) the  Operating  Income for the
     Second Bonus  Period and (iii) for the fiscal year of the  Corporation ending December 31, 2007 (the "Third Bonus Period") in an amount equal to the product of (A) the Applicable  Percentage and (B) the Operating
     Income for the Third Bonus Period.  Each bonus payable to the Employee shall be paid  within  100 days  after the last day of the  applicable
     Bonus Period. For purposes hereof,  "Applicable Percentage" shall mean
     (I) 1.50%,  if the  percentage  obtained by dividing (x) the Operating
     Income for the Second Bonus Period or the Third Bonus  Period,  as the
     case may be, by (y) the shareholders  equity of the Corporation during the Second Bonus Period or the Third Bonus Period, as the case may be, as determined by reference to the annual audited  balance sheet of the
     Corporation  for the year  ending as of the end of such  Bonus  Period
     (hereinafter  referred  to as  "Shareholders  Equity") is less than or equal to 5%, (II) 2.00%,  if the  percentage  obtained by dividing (x)
     the  Operating  Income for the Second  Bonus Period or the Third Bonus
     Period,  as the case may be,  by (y) the  Shareholders  Equity is more than 5% but less than or equal to 10%, (III) 2.25%,  if the percentage obtained by dividing  (x) the  Operating  Income for the Second  Bonus
     Period  or the  Third  Bonus  Period,  as the case may be,  by (y) the
     Shareholders  Equity  is more  than 10% but less than or equal to 15%,
     (IV) 2.50%,  if the percentage  obtained by dividing (x) the Operating
     Income for the Second Bonus Period or the Third Bonus  Period,  as the
     case may be, by (y) the Shareholders  Equity is more than 15% but less than or equal to 20% and (V)  3.00%,  if the  percentage  obtained  by dividing (x) the  Operating  Income for the Second Bonus Period or the
     Third Bonus Period, as the case may be, by (y) the Shareholders Equity is more than 20%.

     The Compensation  and Stock Option Committee is currently  reevaluating the baseline for Mr. Huai's bonus calculations to take into account extraordinary or unusual  events,  including  the  expected  impact  on  operating  income of new accounting rules that will require all stock-based compensation to be recognized as an expense in the Company's financial statements.

                                       24

     As set  forth  above,  the  first  potential  bonus  under  the  Employment
Agreement is not payable until  calendar year 2006. The Company made no payments to Mr. Huai in 2004 based on the Company's performance.

     STOCK OPTION AND OTHER PLANS

     The Company awarded no options to the Named Executive  Officers in 2004. It is the  philosophy of the  Compensation  and Stock Option  Committee  that stock options  should be  awarded to  employees  of the  Company to promote  long-term interests  between such  employees  and the  Company's  stockholders  through an equity interest in the Company and to assist in the retention of such employees.
The  Compensation and Stock Option Committee also considers the amount and terms of options previously granted to Named Executive Officers.  The Compensation and
Stock Option Committee believes the potential for equity ownership by management is  beneficial  in  aligning  management's  and  stockholders'  interest  in the enhancement of stockholder value.

                    Compensation and Stock Option Committee:
                    ----------------------------------------
                    Patrick B. Carney
                    Lawrence S. Dolin
                    Steven R. Fischer

COMMON STOCK PERFORMANCE:  The following graph compares, for each of the periods indicated,  the percentage change in the Company's  cumulative total stockholder return on the Company's  Common Stock with the cumulative  total return of a) an index  consisting  of Computer  Software  and Services  companies,  a peer group index,  and b) the Russell 3000 Index,  a broad equity market  index.  The stock price information for the Company at fiscal year ends prior to fiscal year ended
December 31, 2001, reflects the stock price of Network Peripherals, Inc.

                                       25

                                [GRAPHIC OMITTED]

                     ASSUMES $100 INVESTED ON DEC. 31, 1999
                           ASSUMES DIVIDEND REINVESTED
                        FISCAL YEAR ENDING DEC. 31, 2004

                               Fiscal year ending

----------------------------------------------------------------------------------------------------------------
                                  12/31/99      12/31/00      12/31/01       12/31/02     12/31/03      12/31/04
----------------------------------------------------------------------------------------------------------------
FalconStor Software, Inc.        100.00         13.63         19.17          8.21         18.50         20.25

MG Group Computer
Software & Services Index        100.00         60.08         53.23         36.25         46.88         51.49

Russell 3000 Index               100.00         91.47         79.91         61.68         79.41         87.41
----------------------------------------------------------------------------------------------------------------

     There can be no assurance that the Common Stock's performance will continue with the same or similar trends depicted in the graph above.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     None.

                                       26

                                 PROPOSAL NO. 2

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The accounting firm of KPMG LLP has been selected as the independent public accountants  for the  Company  for the fiscal year  ending  December  31,  2005.
Although the selection of accountants does not require  ratification,  the Audit
Committee of the Board of Directors  has directed that the  appointment  of KPMG
LLP be submitted to stockholders  for  ratification  due to the  significance of their appointment by the Company.  If stockholders do not ratify the appointment of KPMG  LLP,  the  Audit  Committee  will  consider  the  appointment  of other certified public accountants. A representative of that firm, which served as the
Company's  independent public accountants for the fiscal year ended December 31,
2004, is expected to be present at the Meeting and, if he so desires,  will have the  opportunity  to make a  statement,  and in any event will be  available  to respond to appropriate questions.

     PRINCIPAL ACCOUNTANT FEES AND SERVICES

     Fees for  services  rendered  by KPMG LLP for the years  2004 and 2003 fell into the following categories:

     AUDIT FEES: Fees billed for professional  services rendered by KPMG LLP for the audit of the  Company's  annual  financial  statements  for the fiscal years ended  December  31, 2004 and 2003 and the reviews of the  financial  statements included in the Company's Form 10-Qs for such fiscal years.  Includes, for 2004, the audit of internal  controls under Section 404 of the  Sarbanes-Oxley  Act of
2002, which fees aggregated $421,075.

     AUDIT RELATED FEES: Fees billed for professional  services rendered by KPMG
LLP for audit related services.

     TAX FEES: Fees billed for tax related services  rendered by KPMG LLP to the
Company. These fees consisted primarily of tax compliance services.

     ALL OTHER FEES: Fees billed for non-audit related services rendered by KPMG
LLP to the Company.

     The approximate fees for each category were as follows:

                                             Year Ended December 31,

Description                          2004                              2003

Audit Fees                         $642,175                          $204,600

Audit Related Fees                  $16,550                            $7,500

Tax Fees                            $54,000                           $52,450

Other Fees                            $--                               $--

                                       27

     The Audit Committee has considered whether the provision by KPMG LLP of the services  covered  by the fees  other  than the audit  fees is  compatible  with maintaining KPMG LLP's independence and believes that it is compatible.

     AUDIT COMMITTEE PRE-APPROVAL PROCEDURES. The Audit Committee's Pre-Approval
Procedures are attached to this Proxy Statement as Exhibit B.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS  RECOMMENDS A VOTE FOR THE  SELECTION OF THE  INDEPENDENT
PUBLIC ACCOUNTANTS.

                                       28

                             SOLICITATION STATEMENT

     The Company will bear all expenses in connection  with the  solicitation of proxies.  In addition to the use of the mail,  solicitations  may be made by the
Company's  regular  employees,  by  telephone,  telegraph  or personal  contact, without additional compensation. The Company will, upon their request, reimburse brokerage  houses and persons holding shares of Common Stock in the names of the
Company's  nominees for their reasonable  expenses in sending solicited material to their principals.

                              STOCKHOLDER PROPOSALS

     In order to be  considered  for  inclusion  in the  proxy  materials  to be distributed in connection  with the next annual meeting of  stockholders  of the
Company, stockholder proposals for such meeting must be submitted to the Company no later than December 6, 2005.

     On May 21, 1998 the SEC adopted an amendment to Rule 14a-4,  as promulgated under the Securities and Exchange Act of 1934, as amended. The amendment to Rule
14a-4(c)(1)  governs  the  Company's  use  of  its  discretionary  proxy  voting authority with respect to a stockholder proposal,  which is not addressed in the
Company's proxy statement.  The amendment  provides that if the Company does not receive  notice of the proposal at least 45 days prior to the first  anniversary of the date of mailing of the prior  year's  proxy  statement,  then the Company will be permitted to use its discretionary voting authority when the proposal is raised at the annual meeting,  without any discussion of the matter in the proxy statement.

     With respect to the Company's 2006 Annual Meeting of  Stockholders,  if the
Company is not provided  notice of a  stockholder  proposal,  which has not been timely submitted, for inclusion in the Company's proxy statement by February 19,
2006 the Company will be permitted to use its discretionary  voting authority as outlined above.

                                  OTHER MATTERS

     So far as now known,  there is no business other than that described  above to be presented for action by the stockholders at the Annual Meeting,  but it is intended  that the proxies  will be voted upon any other  matters and  proposals that may legally come before the Annual Meeting or any adjournment  thereof,  in accordance with the discretion of the persons named therein.

                                  ANNUAL REPORT

     The  Company  has  sent,  or  is  concurrently   sending,  to  all  of  its
stockholders  of record as of March 22, 2005 a copy of its Annual Report for the fiscal year ended December 31, 2004. Such report contains the Company's  audited consolidated financial statements for the fiscal year ended December 31, 2004.

                                       29

                                     By Order of the Board of Directors,

                                     /s/ Seth R. Horowitz

                                     Seth R. Horowitz
                                     Secretary

Dated:  Melville, New York
        April 5, 2005

     THE COMPANY WILL FURNISH A FREE COPY OF ITS ANNUAL  REPORT ON FORM 10-K FOR
THE  FISCAL  YEAR ENDED  DECEMBER  31,  2004  (WITHOUT  EXHIBITS)  TO ALL OF ITS
STOCKHOLDERS  OF RECORD AS OF MARCH 22, 2005 WHO WILL MAKE A WRITTEN  REQUEST TO
MR.  JAMES  WEBER,  CHIEF  FINANCIAL  OFFICER,   FALCONSTOR  SOFTWARE,  INC.,  2
HUNTINGTON QUADRANGLE, SUITE 2S01, MELVILLE, NEW YORK 11747.

                                       30

                                    EXHIBIT A

                             AUDIT COMMITTEE CHARTER

PURPOSE

The Audit  Committee  of the Board of  Directors  is  appointed  by the Board to assist the Board in monitoring (1) the integrity of the financial  statements of the Company, (2) the independent auditor's qualifications and independence,  (3)
the  performance  of the  Company's  internal  audit  function  and  independent auditors,  (4) the integrity of management and information  systems and internal controls,  and (5) the  compliance  by the  Company  with  legal and  regulatory requirements.

The Audit  Committee  shall  prepare  the  report  required  by the rules of the
Securities  and Exchange  Commission  (the  "Commission")  to be included in the
Company's annual proxy statement.

COMMITTEE MEMBERSHIP

The Audit Committee shall consist of no fewer than three members. The members of the Audit Committee shall meet the independence  and experience  requirements of the  NASDAQ,  Section  10A(m)(3)  of the  Securities  Exchange  Act of 1934 (the
"Exchange Act") and the rules and  regulations of the  Commission.  At least one member of the Audit Committee shall be an "audit committee  financial expert" as defined by the  Commission.  Audit  Committee  members shall not  simultaneously serve on the  audit  committees  of more than two other  public  companies.  The members of the Audit Committee shall be appointed by the Board.  Audit Committee members may be replaced by the Board.

MEETINGS

The  Audit  Committee  shall  meet as  often  as it  determines,  but  not  less frequently than quarterly.  The Audit  Committee  shall meet  periodically  with management and the independent auditor in separate executive sessions. The Audit
Committee  may request  any officer or employee of the Company or the  Company's outside  counsel or independent  auditor to attend a meeting of the Committee or to meet with any  members  of,  or  consultants  to,  the  Committee.

COMMITTEE AUTHORITY AND RESPONSIBILITIES

The Audit  Committee  shall have the sole  authority  to appoint or replace  the independent auditor (subject, if applicable, to shareholder  ratification).  The
Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent  auditor  (including  resolution of disagreements between management and the independent  auditor regarding  financial  reporting)
for the purpose of  preparing or issuing an audit  report or related  work.  The independent auditor shall report directly to the Audit Committee.

The Audit  Committee  shall  preapprove  all  auditing  services  and  permitted non-audit  services  (including  the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimis exceptions for

                                      A-1

non-audit services  described in Section  10A(i)(1)(B) of the Exchange Act which are approved by the Audit  Committee  prior to the completion of the audit.  The
Audit Committee may form and delegate  authority to subcommittees  consisting of one  or  more  members  when  appropriate,  including  the  authority  to  grant preapprovals of audit and permitted non-audit services,  provided that decisions of such subcommittee to grant  preapprovals shall be presented to the full Audit
Committee at its next scheduled  meeting.

The Audit Committee shall review and pre-approve all related-party transactions.

The Audit Committee shall establish procedures for the receipt,  retention,  and treatment of complaints received by the Company regarding  accounting,  internal accounting  controls or auditing matters.  The Audit Committee shall ensure that such complaints are treated confidentially and anonymously.

The Audit Committee
shall have the authority,  to the extent it deems necessary or  appropriate,  to retain  independent  legal,  accounting  or other  advisors.  The Company  shall provide for  appropriate  funding,  as  determined by the Audit  Committee,  for payment of compensation to the independent  auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess  the adequacy of this Charter  annually and  recommend any  proposed  changes  to the Board for  approval.  The Audit  Committee  shall annually review the Audit Committee's own performance.

The Audit Committee, to the extent it deems necessary or appropriate, shall:

FINANCIAL STATEMENT AND DISCLOSURE MATTERS
------------------------------------------

     1.   Review and discuss with  management  and the  independent  auditor the annual audited  financial  statements,  including  disclosures made in management's  discussion  and  analysis,  and  recommend  to the Board whether the  audited  financial  statements  should be included in the
          Company's  Form 10-K.  This includes  reviewing  management's  and the independent  auditor's  judgment  about  the  quality,  not  just  the
          acceptability,   of  accounting  principles,   the  reasonableness  of
          significant  judgments  and  the  clarity  of the  disclosures  in the financial statements.

     2.   Review and discuss with  management  and the  independent  auditor the
          Company's  quarterly  financial  statements prior to the filing of its
          Form 10-Q,  including the results of the independent  auditor's review of the quarterly financial statements.

     3.   Discuss  with  management  and  the  independent  auditor  significant financial  reporting  issues and judgments made in connection with the preparation  of the  Company's  financial  statements,  including  any significant  changes in the  Company's  selection  or  application  of accounting  principles,  any major  issues as to the  adequacy  of the
          Company's  internal controls and any special steps adopted in light of material control deficiencies.

                                      A-2

     4.   Review and discuss quarterly reports from the independent auditors on:

          a.   All critical accounting policies and practices to be used.

          b.   All  alternative   treatments  of  financial  information  within
               generally accepted accounting principles that have been discussed with  management,  ramifications  of the use of such  alternative disclosures  and treatments,  and the treatment  preferred by the independent auditor.

          c.   Other material  written  communications  between the  independent auditor and management, such as any management letter or schedule of unadjusted differences.

     5.   Discuss  with  management  the  Company's   earnings  press  releases,
          including the use of "pro forma" or "adjusted"  non-GAAP  information, as well as financial  information  and earnings  guidance  provided to analysts and rating  agencies.  Such  discussion may be done generally
          (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

     6.   Discuss  with  management  and the  independent  auditor the effect of regulatory  and accounting  initiatives  as well as off-balance  sheet structures, if any, on the Company's financial statements.

     7.   Discuss with  management the Company's  major financial risk exposures and the  steps  management  has  taken to  monitor  and  control  such exposures, including the Company's risk assessment and risk management policies

     8.   Discuss  with the  independent  auditor  the  matters  required  to be discussed by Statement  on Auditing  Standards  No. 61 relating to the conduct of the audit,  including any  difficulties  encountered in the course of the audit work, any  restrictions on the scope of activities or access to requested information,  and any significant disagreements with management.

     9.   Review  disclosures  made to the Audit  Committee by the Company's CEO and CFO during their certification  process for the Form 10-K and Form
          10-Q about any significant  deficiencies in the design or operation of internal  controls  or  material  weaknesses  therein  and  any  fraud involving management or other employees who have a significant role in the Company's internal controls.

OVERSIGHT OF THE COMPANY'S  RELATIONSHIP WITH THE INDEPENDENT  AUDITOR
----------------------------------------------------------------------

     1.   Review and evaluate the lead partner of the independent auditor team.

     2.   Obtain  and  review a report  from the  independent  auditor  at least
          annually   regarding   (a)   the   independent    auditor's   internal
          quality-control procedures, (b) any material issues raised by the most recent internal  quality-control  review, or peer review, of the firm,

                                      A-3

          or by any inquiry or  investigation  by  governmental  or professional authorities  within the preceding  five years  respecting  one or more independent  audits  carried  out by the firm,  (c) any steps taken to deal  with any such  issues,  and (d) all  relationships  between  the independent  auditor and the  Company.  Evaluate  the  qualifications, performance and  independence of the  independent  auditor,  including considering  whether the auditor's  quality  controls are adequate and the  provision  of permitted  non-audit  services is  compatible  with maintaining  the  auditor's  independence,  taking  into  account  the opinions of  management  and internal  auditors.  The Audit  Committee shall present its conclusions with respect to the independent  auditor to the Board.

     3.   Ensure the rotation of the audit partners as required by law. Consider whether,  in order to assure continuing  auditor  independence,  it is appropriate  to adopt a policy of rotating  the  independent  auditing firm on a regular basis.

     4.   Recommend to the Board policies for the Company's  hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

     5.   Discuss with the national office of the independent  auditor issues on which they were  consulted by the Company's  audit team and matters of audit quality and consistency.

     6.   Meet with the  independent  auditor  prior to the audit to discuss the planning and staffing of the audit.

COMPLIANCE OVERSIGHT RESPONSIBILITIES
-------------------------------------

     1.   Obtain from the independent  auditor  assurance that Section 10A(b) of the Exchange Act has not been implicated.

     2.   Obtain  reports from  management  and the  Company's  senior  internal
          auditing  executive  that  the  Company  and  its   subsidiary/foreign
          affiliated   entities  are  in  conformity   with   applicable   legal
          requirements  and the Company's  Code of Business  Conduct and Ethics.
          Review  reports  and  disclosures  of  insider  and  affiliated  party transactions.  Advise the Board with respect to the Company's policies
          and  procedures   regarding   compliance   with  applicable  laws  and
          regulations  and with  the  Company's  Code of  Business  Conduct  and
          Ethics.

     3.   Establish  procedures  for the  receipt,  retention  and  treatment of complaints  received by the  Company  regarding  accounting,  internal
          accounting  controls  or  auditing  matters,   and  the  confidential,
          anonymous  submission by employees of concerns regarding  questionable accounting or auditing matters.

     4.   Discuss with management and the independent auditor any correspondence with  regulators or  governmental  agencies and any published  reports
          which  raise  material  issues   regarding  the  Company's   financial
          statements or accounting policies.

                                      A-4

     5.   Discuss with the Company's General Counsel legal matters that may have a  material  impact  on the  financial  statements  or  the  Company's compliance policies.

LIMITATION OF AUDIT COMMITTEE'S ROLE

While the Audit Committee has the  responsibilities and powers set forth in this
Charter,  it is not the duty of the Audit Committee to plan or conduct audits or to  determine  that the  Company's  financial  statements  and  disclosures  are complete and accurate and are in accordance with generally  accepted  accounting principles and applicable rules and regulations.  These are the responsibilities of management and the independent auditor.

                                      A-5

                                    EXHIBIT B

                     AUDIT COMMITTEE PRE-APPROVAL PROCEDURES

          Guidelines of the FalconStor Software, Inc., Audit Committee
                for Pre-Approval of Independent Auditor Services

     The Audit  Committee  has adopted the  following  guidelines  regarding the engagement  of the  Company's  independent  auditor to perform  services for the
Company:

     For audit services (including statutory audit engagements as required under local country laws),  the  independent  auditor will provide the Audit Committee with an engagement  letter  during the first quarter of each year  outlining the scope of the audit services  proposed to be performed during the fiscal year. If agreed  to by the Audit  Committee,  this  engagement  letter  will be  formally accepted by the Audit Committee at its first quarter meeting.

     The independent  auditor will submit to the Audit Committee for approval an audit services fee proposal after acceptance of the engagement letter.

     For  non-audit  services,  Company  management  will  submit  to the  Audit
Committee for approval  (during the second quarter of each fiscal year) the list of  non-audit  services  that it  recommends  the  Audit  Committee  engage  the independent  auditor to provide for the fiscal year.  Company management and the independent auditor will each confirm to the Audit Committee that each non-audit service on the list is permissible under all applicable legal  requirements.  In addition  to the  list  of  planned  non-audit  services,  a  budget  estimating non-audit  service  spending  for the fiscal  year will be  provided.  The Audit
Committee will approve both the list of permissible  non-audit  services and the budget for such services.  The Audit Committee will be informed  routinely as to the non-audit services actually provided by the independent  auditor pursuant to this pre-approval process.

     To ensure  prompt  handling  of  unexpected  matters,  the Audit  Committee delegates  to the Chair the  authority  to amend or modify the list of  approved permissible  non-audit  services and fees. The Chair will report action taken to the Audit Committee at the next Audit Committee meeting.

     The independent  auditor must ensure that all audit and non-audit  services provided to the Company have been approved by the Audit  Committee.  The Company
Controller will be responsible for tracking all independent auditor fees against the  budget  for such  services  and  report  at  least  annually  to the  Audit
Committee.

                                      B-1

                                      PROXY

                            FALCONSTOR SOFTWARE, INC.

                    Proxy for Annual Meeting of Stockholders
                       Solicited by the Board of Directors

     The undersigned  hereby appoints  ReiJane Huai and James Weber, and each of them,  with full power of  substitution to represent the undersigned and to vote all of the shares of common stock of FalconStor  Software,  Inc.  ("FalconStor")
which the  undersigned is entitled to vote at the Annual Meeting of Stockholders of FalconStor to be held at FalconStor Software,  Inc., 2 Huntington Quadrangle,
Suite 2S01,  Melville,  New York, on Tuesday,  May 10, 2005, at 9:00 a.m., local time, and at any  adjournment  thereof,  (1) as  hereinafter  specified upon the proposals listed below and (2) in their  discretion,  upon such other matters as may properly come before the meeting.

     IMPORTANT:  PLEASE DATE,  SIGN AND MAIL PROMPTLY THIS PROXY IN THE ENCLOSED
RETURN  ENVELOPE TO ASSURE THAT YOUR SHARES ARE  REPRESENTED AT THE MEETING.  If
you attend  the  meeting,  you may vote in person  should you wish to do so even though you have already sent in your Proxy.

1.   To elect the following  directors:  (01) Steven R. Fischer and (02) Alan W.
     Kaufman,   to  serve  as  directors   until  the  2008  Annual  Meeting  of
     Stockholders of the Company and until successors have been duly elected and qualified.

              FOR ALL NOMINEES                        WITHHELD FROM ALL NOMINEES
-------------                     ------------------
---------------------------------------------------------------
FOR ALL NOMINEES EXCEPT AS NOTED ABOVE

2.   To ratify the appointment of KPMG LLP as the independent public accountants of the Company for the fiscal year ending December 31, 2005.

     FOR                     AGAINST                      ABSTAIN
         -----------                  -----------                 -----------

3.   With discretionary authority,  upon such other matters as may properly come before the meeting. At this time, the persons making this solicitation know of no other matters to be presented at the meeting.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT
                                              ------

MARK HERE IF YOU PLAN TO ATTEND THE MEETING
                                            ------

Please  sign  your  name  exactly  as  it  appears  on  the  stock   certificate
representing your shares. If signing for estates, trusts or corporations,  title or capacity should be stated. If shares are held jointly, both should sign.

Signature:                                      Date
           ------------------                        -------------

Signature:                                      Date
           ------------------                        -------------